INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant        / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            MIDDLESEX WATER COMPANY
- ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            MIDDLESEX WATER COMPANY
- ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[logo]                                         1500 Ronson Road
                                               P.O. Box 1500
                                               Iselin, New Jersey 08830-0452


                                               Tel. (908) 634-1500
                                               Fax (908) 750-5981


                                               NASDAQ Stock Market Symbol: MSEX


                                                                  April 18, 1996

Dear Stockholder:

     YOUR VOTE IS IMPORTANT TO US! Whether or not you plan to attend the Stockholders' Meeting, I urge you to vote. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible. If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of your Directors and management.

     You are cordially invited to attend your Company's 1996 Annual Meeting of Stockholders which will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 22, 1996, at 11:00 a.m.

     Following the Annual Meeting you are also invited to tour our Company headquarters facilities and to remain for luncheon.

     I hope you will be able to attend.

                                                     Sincerely,


                                                J. RICHARD TOMPKINS
                                        -----------------------------------
                                                J. Richard Tompkins
                                        Chairman of the Board and President

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SOLICITATION AND REVOCATION OF PROXIES .....................................   1
SHARES ENTITLED TO VOTE ....................................................   1
GENERAL INFORMATION ........................................................   1
ELECTION OF DIRECTORS--PROPOSAL 1 ..........................................   2
NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING IN 1999--CLASS III ....   2
DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1996 ANNUAL MEETING ..............   3
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS ........................................................   4
EXECUTIVE COMPENSATION .....................................................   5
  Summary Compensation Table ...............................................   5
  Compensation of Directors ................................................   5
  Compensation Committee Interlocks and Insider Participation ..............   5
  Compensation Pursuant to Pension Plans ...................................   6
REPORT OF THE EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE .............   7
PERFORMANCE GRAPH ..........................................................   8
APPOINTMENT OF INDEPENDENT AUDITORS--PROPOSAL 2 ............................   9
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS ...............................   9
OTHER MATTERS ..............................................................   9
MINUTES OF LAST PREVIOUS MEETING OF STOCKHOLDERS ...........................   9

[logo]                                         1500 Ronson Road
                                               P.O. Box 1500
                                               Iselin, New Jersey 08830-0452


                                               Tel. (908) 634-1500
                                               Fax (908) 750-5981


                                               NASDAQ Stock Market Symbol: MSEX

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1996

                              --------------------

To the Stockholders of  MIDDLESEX WATER COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 22, 1996, at 11:00 a.m., for the following purposes:

     1. To elect three members of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in 1999, and in each case until their respective successors are elected and qualify.

     2. To consider and act upon the approval of the appointment of Deloitte & Touche LLP as independent auditors for the year 1996.

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only holders of record of common stock at the close of business on April 15, 1996, will be entitled to notice of and to vote at the meeting.

     The Company's Annual Report for the year ended December 31, 1995, has already been mailed to stockholders.

     If you are unable to be present at the meeting but desire to have your shares voted, please execute the enclosed proxy and return it in the accompanying envelope, to which no postage need be affixed if mailed in the United States.

                                        By Order of the Board of Directors,

                                           MARION F. REYNOLDS
                                           Secretary

April 18, 1996






- --------------------------------------------------------------------------------
                                    IMPORTANT
                  TO ASSURE YOUR REPRESENTATION AT THE MEETING,
                    PLEASE MAIL THE ENCLOSED PROXY PROMPTLY.
- --------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[logo]                                         1500 Ronson Road
                                               P.O. Box 1500
                                               Iselin, New Jersey 08830-0452


                                               Tel. (908) 634-1500
                                               Fax (908) 750-5981


                                               NASDAQ Stock Market Symbol: MSEX



                                  -------------

                                 PROXY STATEMENT

                                  -------------


     Notice of the Annual Meeting of Stockholders of Middlesex Water Company to be held on May 22, 1996, is attached. You are cordially invited to attend the meeting. If you are unable to attend, you are requested to sign and complete the enclosed proxy and return it in the accompanying envelope.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegraph, or personal calls by Directors, Officers, and employees of the Company. This proxy statement and the accompanying proxy are first being sent to stockholders on or about April 18, 1996.

     The giving of a proxy does not preclude the right to vote in person should the Stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

                             SHARES ENTITLED TO VOTE

     As of March 18, 1996, there were outstanding 4,150,898 shares of Common Stock which is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of Common Stock at the close of business on April 15, 1996, will be entitled to vote at the meeting or any adjournment thereof.

                               GENERAL INFORMATION

     Management of the Company is under the general direction of a Board of Directors elected by the stockholders. The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held eleven meetings and the Board Committees held seven meetings during the year 1995. Each incumbent Director attended more than 92% of the total number of meetings of the Board and Committees on which each served. Attendance at Board and Committee meetings by Directors as a group averaged 98% in 1995.

     The Board of Directors has an Audit Committee which reviews the scope of the audit and receives and reviews the auditors' annual report. The Committee held four meetings during the year 1995.

     The Board of Directors has an Executive Development and Compensation Committee which reviews and makes recommendations to the Board of Directors as to the salaries and benefits of the Executive Officers of the Company and administers the 1989 Restricted Stock Plan. The Committee held three meetings during the year 1995.

     The Board of Directors appoints an ad hoc Nominating Committee from time to time as needed. Such a Committee was not appointed in 1995. The Company does not currently have a Nominating Committee. Qualified nominations for Directors recommended by stockholders will be considered by a Nominating Committee when appointed. Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. Any nominations for Director should be received by the Secretary on or before December 19, 1996.

PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders three members of Class III of the Board of Directors are to be elected to hold office until the Annual Meeting of Stockholders in 1999, and in each case until their respective successors are elected and qualify. The present terms of the three Directors included in Class III of the Board of Directors expire at the 1996 Annual Meeting.

     The nominees listed were selected by the Board of Directors of the Company. Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy. Directors shall be elected by a plurality of the votes cast at the election.

     If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

     There is shown as to each nominee, and as to each Director whose term of office will continue after the 1996 Annual Meeting, age as of the date of the Annual Meeting, the period of service as a Director of the Company, and business experience during the last five years.

                            NOMINEES FOR ELECTION AS
                 DIRECTOR WITH TERM EXPIRING IN 1999--CLASS III

                                                 EXPIRATION                         BUSINESS EXPERIENCE
      NAME, PERIOD SERVED AS                       DATE OF                        DURING PAST FIVE YEARS
        DIRECTOR OF COMPANY            AGE        NEW TERM                        AND OTHER AFFILIATIONS
        -------------------            ---        --------                        ----------------------
William E. Scott..................     76           1999       Retired. Formerly Senior Executive Vice President, Public Service
  Director since 1978                                            Electric and Gas Company, Newark, New Jersey. Trustee of Delta
                                                                 Dental Plan of New Jersey, Inc.
                                                               Member of Executive Development and Compensation Committee.

Jeffries Shein....................     55           1999       Partner, Jacobson, Goldfarb & Tanzman, Industrial and Commercial
  Director since 1990                                            Brokerage Firm, Woodbridge, New Jersey. Director of First Savings
                                                                 Bank/SLA Perth Amboy, New Jersey.
                                                               Chairman of Executive Development and Compensation Committee.

J. Richard Tompkins...............     57           1999       Chairman of the Board and President of the Company. Past President of
  Director since 1981                                            National Association of Water Companies and Director of New Jersey
                                                                 Utilities Association. Director and Chairman of Tidewater
                                                                 Utilities, Inc., (TUI); Pinelands Water Company; Pinelands
                                                                 Wastewater Company; Director and President of Utility Service
                                                                 Affiliates, Inc., subsidiaries of the Company, and Director of
                                                                 White Marsh Environmental Systems, Inc., a subsidiary of TUI, and
                                                                 Director of Raritan Bay Healthcare Foundation.

                      DIRECTORS WHOSE TERMS CONTINUE BEYOND
                       THE 1996 ANNUAL MEETING AND ARE NOT
                         SUBJECT TO REELECTION THIS YEAR

                                                 EXPIRATION                         BUSINESS EXPERIENCE
      NAME, PERIOD SERVED AS                       DATE OF                        DURING PAST FIVE YEARS
        DIRECTOR OF COMPANY            AGE        NEW TERM                        AND OTHER AFFILIATIONS
        -------------------            ---        --------                        ----------------------

Ernest C. Gere....................     63           1997       Retired. Formerly Senior Vice President and Chief Financial Officer
  Director since 1988                              Class I       of the Company since 1992 and prior to that date was Senior Vice
                                                                 President and Controller since 1986.

Stephen H. Mundy..................     62           1998       Retired. Formerly Vice President, A. Stanley Mundy, Inc.,
  Director since 1977                              Class II      Public Utility Contractor, Virginia Beach, Virginia.
                                                               Member of Executive Development and Compensation Committee.

Philip H. Reardon.................     59           1997       President and Chief Executive Officer, Essex County Gas Company,
  Director since 1991                              Class I       Amesbury, Massachusetts, since 1992 and prior to that date was
                                                                 President and Chief Executive Officer of New Jersey Natural Gas
                                                                 Company, Wall, New Jersey, since 1987. Director of Essex County Gas
                                                                 Company, New England Gas Association and First Ocean National Bank.
                                                               Chairman of Audit Committee.

Richard A. Russo..................     50           1998       Executive Vice President of the Company since May 1995 and prior to
  Director since 1994                              Class II      that date was Vice President-Operations since 1989. Director and
                                                                 President of Tidewater Utilities, Inc., (TUI); Pinelands Water
                                                                 Company; Pinelands Wastewater Company; Director and Executive Vice
                                                                 President of Utility Service Affiliates, Inc., subsidiaries of the
                                                                 Company, and Director and President of White Marsh Environmental
                                                                 Systems, Inc., a subsidiary of TUI.

Carolina M. Schneider.............     77           1998       Retired. Formerly Secretary-Treasurer of the Company.
  Director since 1982                              Class II    Member of Audit Committee.



Joseph S. Yewaisis................     56           1997       Chairman of the Board and President, First Savings Bank/SLA, Perth
  Director since 1989                              Class I       Amboy, New Jersey. Director of First Savings Bank/SLA, Financial
                                                                 Institutions Retirement Fund, Raritan Bay Healthcare Foundation and
                                                                 Chairman of the Board of Raritan Bay Medical Center.
                                                               Member of Audit Committee.

                   SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 18, 1996, beneficial ownership of Middlesex Water Company Common Stock by the Directors, Executive Officers named in the table appearing under Executive Compensation and all Directors and Executive Officers as a group. Jeffries Shein owned 1.30% of the shares outstanding on March 18, 1996. All other individual Directors and Executive Officers owned less than 1% of the shares outstanding on March 18, 1996.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL
      NAME                                                      OWNERSHIP
      ----                                                      ---------
      Walter J. Brady .......................................      7,069
      Ernest C. Gere ........................................      6,711
      Stephen H. Mundy ......................................     30,158
      Philip H. Reardon .....................................      4,540
      Richard A. Russo ......................................      6,773
      Carolina M. Schneider .................................      8,038
      William E. Scott ......................................      5,146
      Jeffries Shein* .......................................     54,333
      Dennis G. Sullivan ....................................      5,797
      J. Richard Tompkins ...................................     17,048
      Joseph S. Yewaisis ....................................      1,899
      All Directors and Executive Officers as a group (14) ..    156,870**
- --------------
  * Disclaims beneficial ownership of 1,566 additional shares.
 ** 3.78% of the shares outstanding on March 18, 1996.

     The following table sets forth information made known to the Company as of December 31, 1995, of any person or group to be the beneficial owner of more than five percent of the Company's Common Stock:

                                         NUMBER OF SHARES
                                        BENEFICIALLY OWNED
                                            AND NATURE
                                           OF BENEFICIAL                PERCENT
NAME AND ADDRESS                           OWNERSHIP (1)               OF CLASS
- ----------------                           -------------               --------
PNC Bank Corp..........................       299,602                    7.24
  One PNC Plaza
  249 5th Avenue
  Pittsburgh, Pennsylvania 15222-2707
- --------------
(1) Beneficial owner has sole power to vote and dispose of shares.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years 1995, 1994 and 1993 of those officers whose total annual salary amounted to $100,000 or more.

                           SUMMARY COMPENSATION TABLE

                                                                                                          RESTRICTED        ALL
       NAME AND                                                                         OTHER ANNUAL        STOCK       OTHER ANNUAL
  PRINCIPAL POSITION                                        YEAR          SALARY        COMPENSATION        AWARD       COMPENSATION
  ------------------                                        ----          ------        ------------        -----       ------------
                                                                                             (1)              (2)              (3)
J. Richard Tompkins ...............................         1995         $217,261         $  7,652         $ 42,188         $  7,560
   Chairman of the Board                                    1994         $208,350         $  7,491         $ 22,855         $  7,280
   and President                                            1993         $190,150         $  6,771         $ 18,075         $  6,720


Ernest C. Gere ....................................         1995         $132,100         $  7,941         $ 13,500         $  4,620
   Senior Vice President &                                  1994         $128,323         $  7,073         $ 13,060         $  4,480
   Chief Financial Officer                                  1993         $119,350         $  6,042         $  9,038         $  4,235


Richard A. Russo ..................................         1995         $132,885         $  5,941         $ 16,875         $  4,616
   Executive Vice President                                 1994         $121,504         $  3,236         $ 13,060         $  4,249
                                                            1993         $110,350         $  2,676         $ 12,653         $  3,850

Walter J. Brady ...................................         1995         $111,350         $  3,000         $ 10,125         $  3,885
   Vice President--Administration                           1994         $107,350         $  2,881         $  9,795         $  3,745
                                                            1993         $101,350         $  2,828         $  9,038         $  3,535

Dennis G. Sullivan ................................         1995         $106,816         $  3,136         $ 13,500         $  3,710
   Vice President & General                                 1994         $ 99,754         $  2,962         $ 11,428         $  3,479
   Counsel and Assistant                                    1993         $ 89,950         $  2,716         $  9,038         $  3,136
   Secretary & Assistant
   Treasurer

- --------------
(1) Includes Auto Allowance and Group Life Insurance for all officers and Directors' Fees for Messrs. Tompkins, Gere and Russo.

(2) The number and value of Restricted Stock held in escrow as of December 31, 1995, were as follows: Mr. Tompkins--10,900/$166,893; Mr.
     Gere--4,500/$68,063; Mr. Russo--5,300/$81,138; Mr. Brady--4,100/$61,423 and
     Mr. Sullivan--4,800/$72,720. Generally, the restrictions lapse on these awards five years from the date of grant. The restrictions on Mr. Gere's awards will lapse on March 31, 1996, the date of his retirement. The restrictions also lapse in the event of a change in control of the Company. All dividends on these shares are paid to the awardees.

(3)  Employer contribution to the Company's Defined Contribution Plan.

                            COMPENSATION OF DIRECTORS

     A Director who is not an officer of the Company or its subsidiaries is paid an annual retainer of $6,000, increased from $5,400; a fee of $500 for attendance at Board of Directors (Board) meetings; a fee of $250 for attendance at special meetings of the Board; a fee of $150 for attendance at special Board Committee meetings by means of communications facilities and a fee of $350, increased from $300, for each committee meeting attended. Committee chairmen receive an additional $200 for each committee meeting chaired. Directors who are officers of the Company are paid a fee of $250 for each meeting of the Board attended. The increased fees became effective February 1, 1996.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the members of the Executive Development and Compensation Committee were Stephen H. Mundy, William E. Scott and Jeffries Shein. During 1995, no member of the Executive Development and Compensation was an officer or employee of the Company or a subsidiary. Stephen H. Mundy has a financial interest in a construction company that was awarded a contract by the Company in the amount of $0.9 million in 1995.

                     COMPENSATION PURSUANT TO PENSION PLANS

            ANNUAL BENEFIT BASED ON COMPENSATION AND YEARS OF SERVICE

    FINAL                                                YEARS OF SERVICE
    YEAR'S              ----------------------------------------------------------------------------------
 COMPENSATION              15             20             25            30             35            45
 ------------           ---------      ---------      ---------     ---------      ---------     ---------
 $100,000.............. $  60,611      $  60,611      $  60,611     $  60,611      $  60,611     $  73,102
  125,000..............    79,361         79,361         79,361        79,361         79,361        92,852
  150,000..............    98,111         98,111         98,111        98,111         98,111       112,602
  175,000..............   116,861        116,861        116,861       116,861        116,861       116,861
  200,000..............   135,611        135,611        135,611       135,611         35,611       135,611
  225,000..............   154,361        154,361        154,361       154,361        154,361       154,361
  250,000..............   173,111        173,111        173,111       173,111        173,111       173,111
  300,000..............   210,611        210,611        210,611       210,611        210,611       210,611

     All employees who receive pay for 1,000 hours during the year are included in the Plan. Under the noncontributory trusteed defined benefit plan current service costs are funded annually. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the Executive's benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by service to normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit integration level is based on the 1995 Summary Compensation Table. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

     During the year 1995, the Company made a contribution to the Pension Plan in the amount of $372,000. The range of the permissible Plan contribution was $351,000 to $385,000. Remuneration covered under the Pension Plan includes base wages only and not Directors' fees.

     The estimated credited years of service based on normal retirement at age 65 includes 22 years, 21 years, 20 years, 44 years and 22 years for Messrs. Tompkins, Gere, Russo, Brady and Sullivan, respectively.

     Supplemental Executive Retirement Plan--All executive officers are eligible to participate in the Deferred Compensation Plan known as the Supplemental Executive Retirement Plan at the discretion of the Board of Directors.

     A participant who retires on his normal retirement date is entitled to an annual retirement benefit equal to 75% of his compensation reduced by his primary Social Security benefit and further reduced by any benefit payable from the Qualified Pension Plan. In certain cases further reductions are made for benefits from other employment.

     Vesting provisions start at 50% for 5 years of service and increases 10% for each year of service for a maximum of 100% vesting at 10 years of service. Annual retirement benefits are payable for 15 years either to the participant or his beneficiary.

     Retirement benefits may be in the form of single life annuity, joint and 50% survivors annuity, joint and 100% survivors annuity, single life annuity with a 10-year certain period and single life annuity with a 15-year certain period paid on an actuarial equivalent basis.

     The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the Plan. The benefits are in the form of an unfunded obligation of the Company. The Company has elected to purchase Corporate-owned life insurance as a means of satisfying its obligation under this Plan. The Company reserves the right to terminate any plan or life insurance at any time; however, a participant is entitled to any benefits he would have been entitled to under the Plan provisions. For the year 1995 the Company paid life insurance premiums totaling $131,767, for Messrs. Tompkins, Gere, Russo, Brady and Sullivan, which provides a preretirement net death benefit of 1 1/2 times base salary at date of death.

     Defined Contribution Plan--The Company matches 100% of that portion of the contribution which does not exceed 1% of basic pay plus an additional 50% of that portion from 2% to 6% of basic pay. Distributions under the Plan are made upon normal retirement, total and permanent disability or death and are subject to certain vesting provisions as to Company contributions. During 1995, this Plan was converted from an after tax plan to a 401(k) pre tax plan.

         REPORT OF THE EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE

     The compensation program for executive officers of the Company is administered by the Executive Development and Compensation Committee of the Board of Directors. The 1995 Committee was composed of three independent
Directors: Stephen H. Mundy, William E. Scott and Jeffries Shein. The Committee is responsible for setting and administering the policies which govern annual compensation and Restricted Stock awards. Policies and plans developed by the Committee are approved by the full Board of Directors.

     The Committee's compensation policies and plans applicable to the executive officers seek to enhance the profitability of the Company and shareholder value, as well as control costs and maintain reasonable rates for the customers. The Committee's practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short- and long-term goals and objectives of the Company, (3) reward individuals for outstanding contributions to the Company's success, (4) be meaningfully related to the value created for shareholders, and (5) relate to maintenance of good customer relations and reasonable rates.

     The Committee meets with Mr. Tompkins to evaluate the performance of the other executive officers and meets in the absence of Mr. Tompkins to evaluate his performance. The Committee reports on all executive evaluations to the full Board of Directors.

     Base salary levels are reviewed annually using compensation data produced by an outside compensation expert for similar positions and comparable companies. Base salaries for satisfactory performance are targeted at the median of the competitive market. Individual performance of the executive is determined and taken into account when setting salaries against the competitive market data. The Committee reviews, as well, the individual's efforts on cost control and his or her contributions to the results of the year. The Committee also reviews the Company's financial results compared with prior years and compared with other companies. It compares salaries with both water and general industry salaries.

     The factors and criteria upon which Mr. Tompkins' compensation was based generally include those discussed with respect to all the executive officers. Specifically, however, his salary is based on his overall performance and that of the Company. His salary was set at a rate which was approximately the median of the utility market and below that of the general industry. In addition, in evaluating the performance of the CEO, the Committee has taken particular note of management's success with respect to the growth of the Company.

     The Company maintains a restricted stock plan for the purpose of attracting and retaining certain key employees of the Company who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company. This plan is designed to enhance financial performance, customer service and corporate efficiency through a performance-based stock award. Annual stock awards are based upon several factors including the participant's ability to contribute to the overall success of the Company.

     The level of awards and the value of the performance are reviewed annually by the Committee. The Committee submits reports on all executive evaluations and restricted stock awards to the full Board of Directors for approval.

                           1996 Executive Development and Compensation Committee

                             Jeffries Shein, Chairman
                             Stephen H. Mundy
                             William E. Scott

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total return (which includes reinvestment of dividends) on a $100 investment for the Company's Common Stock, the NASDAQ and a peer group of investor-owned water utilities for the period of five years commencing December 31, 1990. The peer group includes Aquarion Company, California Water Service Company, Connecticut Water Service, Inc., Consumers Water Company, E'town Corporation, IWC Resources Corporation, Philadelphia Suburban Corporation, SJW Corporation, Southern California Water Company, United Water Resources and the Company.


                --GRAPHICAL REPRESENTATION OF DATA TABLE BELOW--


                          12/31/90      12/31/91       12/31/92      12/31/93       12/31/94        12/31/95
                          --------      --------       --------      --------       --------        --------
MSEX ................       $100          $130           $171          $226           $183            $219
NASDAQ ..............        100           161            187           215            210             296
Peer Group ..........        100           130            146           166            155             177


PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of the Company for 1996, subject to the approval of the stockholders entitled to vote for the election of Directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.

     Representatives of Deloitte & Touche LLP will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, not later than December 19, 1996, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     The Management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting. If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

                MINUTES OF LAST PREVIOUS MEETING OF STOCKHOLDERS

     The minutes of the last previous meeting of Stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

                                   By Order of the Board of Directors,

                                     MARION F. REYNOLDS
                                     Secretary


Iselin, New Jersey
April 18, 1996

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             MIDDLESEX WATER COMPANY
                         1500 RONSON ROAD, P.O. BOX 1500
                          ISELIN, NEW JERSEY 08830-0452
                                  908-634-1500













                                      [MAP]


















                      DIRECTIONS TO MIDDLESEX WATER COMPANY

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to second traffic light. Turn right onto Middlesex -- Essex Turnpike and proceed (about 1/2 mile) to first traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. Make right into Middlesex Water Company at sign.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. Make right into Middlesex Water Company at sign.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

     1. Page 8 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and the Peer Group Index for the period of five years commencing December 31, 1990 and ending December 31, 1995, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

REVOCABLE PROXY
MIDDLESEX WATER COMPANY

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 1996

     The undersigned stockholder(s) hereby appoint(s) ERNEST C. GERE and PHILIP
H. REARDON, and each of them, proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated, all the shares of common stock of Middlesex Water Company held on record by the undersigned on April 15, 1996, at the annual meeting of shareholders to be held on May 22, 1996, at 11:00 a.m., local time or any adjournment thereof.

1. Election of Directors, Nominees for Class III term expiring in 1999:

   William E. Scott, Jeffries Shein and J. Richard Tompkins

                                             For All
                    For       Withhold       Except
                    [ ]          [ ]           [ ]

INSTRUCTION: To withhold vote for any individual nominee, mark "For All Except" and write the nominee's name in the space provided below


- -------------------------------------------------------------------------------

2. Approve the appointment of Deloitte & Touche LLP as auditors for the Company for the year 1996.

                    For        Against       Abstain
                    [ ]          [ ]           [ ]

3. In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

   PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.   [ ]

     If this Proxy is properly executed and returned, the shares represented hereby will be voted. If not otherwise specified, this Proxy will be voted FOR the persons nominated as directors, and FOR proposal number 2.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY.

     WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AUTHORIZED OFFICER AND ATTACH A CORPORATE SEAL. FOR JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN.

Please be sure to sign and date this Proxy in the box below.
                                                            ------------------
                                                                   Date


- ------------------------------------------------------------------------------
  Stockholder sign above                   Co-holder (if any) sign above


- --------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                            MIDDLESEX WATER COMPANY
                       c/o REGISTRAR AND TRANSFER COMPANY
                               10 COMMERCE DRIVE
                           CRANFORD, NEW JERSEY 07016

                              PLEASE ACT PROMPTLY
                   BE SURE TO COMPLETE, SIGN AND RETURN THIS
                     PROXY, WHETHER OR NOT YOU ELECT TO BE
                     PRESENT IN PERSON. ALL SIGNATURES MUST
                      APPEAR EXACTLY AS YOUR NAME APPEARS
                                 ON THIS PROXY.

                                   THANK YOU